The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich

Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

Balance	$4,542,000	Delay	18
Coupon	4.408001	Dated	5/1/2004
Settle	5/27/2004	First Payment	6/19/2004

Prepay	10 CPR	15 CPR	20 CPR
Optional Redemption	Call (Y)	Call (Y)	Call (Y)
Price	Yield	Yield	Yield
92-31	6.034	6.048	6.150
93-00	6.026	6.040	6.142
93-01	6.018	6.032	6.134
93-02	6.011	6.024	6.126
93-03	6.003	6.016	6.117
93-04	5.995	6.009	6.109
93-05	5.987	6.001	6.101
93-06	5.980	5.993	6.093
93-07	5.972	5.985	6.084
93-08	5.964	5.977	6.076
93-09	5.957	5.970	6.068
93-10	5.949	5.962	6.060
93-11	5.941	5.954	6.051
93-12	5.933	5.946	6.043
93-13	5.926	5.939	6.035
93-14	5.918	5.931	6.027
93-15	5.910	5.923	6.018
93-16	5.903	5.915	6.010
93-17	5.895	5.908	6.002
93-18	5.887	5.900	5.994
93-19	5.879	5.892	5.986
93-20	5.872	5.884	5.977
93-21	5.864	5.877	5.969
93-22	5.856	5.869	5.961
93-23	5.849	5.861	5.953
93-24	5.841	5.853	5.945
93-25	5.833	5.846	5.936
93-26	5.826	5.838	5.928
93-27	5.818	5.830	5.920
93-28	5.810	5.822	5.912
93-29	5.803	5.815	5.904
93-30	5.795	5.807	5.896
93-31	5.787	5.799	5.887
WAL	4.99	4.95	4.65
Mod Durn 30360	4.32	4.29	4.05
Principal Window Begin	06/19/2004	06/19/2004	06/19/2004
Principal Window End	06/19/2009	06/19/2009	06/19/2009